SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2013

Development Capital Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-174240	27-3746561
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Rossmore Boulevard Burlington, ON, Canada		L7N 1R9
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (289) 208-8052

_________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 29, 2013, the board of directors appointed Mary-Kathryn Tantum to act as Secretary and VP of Development, to hold office until removed by the board of directors.

Mary-Kathryn Tantum is our newly appointed Secretary and VP of Development. In the past 5 years, Ms. Tantum has held executive marketing positions with several global software and consumer healthcare companies. She was Digital Marketing Director at Nature's Products, a nutritional supplement manufacturer. She led the development of the company's e-commerce business as well as all of the online marketing activities supporting the company's portfolio of 5 consumer products. At SpectorSoft, a Fortune 500 consumer and enterprise security software company, she was the Digital Marketing and Consumer Acquisitions Director, where she oversaw all online marketing and promotional activity for the company's consumer product division.

Our newly-appointed officer has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any written employment agreements or other formal compensation agreements with Ms. Tantum. Compensation arrangements with our officers and directors are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Development Capital Group, Inc.

/s/ Johnathan Lindsay

Johnathan Lindsay

President and Chief Executive Officer

Date: May 1, 2013

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